Exhibit 99.1

LEADERSHIP TRANSITION AT WARNER/CHAPPELL MUSIC

RICHARD BLACKSTONE TO BECOME A SENIOR ADVISOR

TO THE CHAIRMAN AND CEO OF WARNER MUSIC GROUP

David H. Johnson Named Interim CEO of Warner/Chappell Music

NEW YORK, December 13, 2006—Warner Music Group (NYSE: WMG) announced today that Richard Blackstone will move from his position as Chairman and CEO of Warner/Chappell Music, WMG’s music publishing unit, and take the new role of Senior Advisor to Edgar Bronfman, Jr., Chairman and Chief Executive Officer of Warner Music Group, effective January 3, 2007. In his new position, Blackstone will focus on music publishing matters related to strategic acquisitions, international licensing initiatives and global expansion. David H. Johnson, Warner Music Group’s Executive Vice President and General Counsel will assume the Warner/Chappell CEO position on an interim basis while the company conducts a search for Blackstone’s permanent successor. During the transition period, Paul Robinson, WMG’s Senior Vice President and Deputy General Counsel will serve as acting General Counsel for WMG.

“Richard has been an important part of our team,” said Bronfman. “In the time that he’s been here, he’s laid the groundwork for renewed growth at Warner/Chappell, implementing the unit’s restructuring program, making strategic investments to drive long-term growth, signing artists and forming innovative new publishing ventures. I’m grateful for Richard’s numerous contributions and I’m pleased that he will continue to serve the company in this important new capacity.”

“We have made good progress during 2005 and 2006 in setting out a new strategic direction for Warner/Chappell,” said Blackstone. “Within a challenging industry environment, we accomplished a great deal. I am proud of the team’s work, and as always, deeply honored to continue to work with the talented songwriters, performers and producers associated with Warner/Chappell. I am very much looking forward to my new role working with Edgar and Dave in furthering the company’s growth.”

Prior to joining WMG in 2005, Blackstone was President of Zomba Music Publishing.

Johnson joined WMG in 1999 and has considerable experience in a broad range of recorded music and music publishing matters. Prior to WMG, Johnson spent nine years as Senior Vice President and General Counsel for Sony Music Entertainment. He also held several posts at CBS, including head of business affairs for the company’s music publishing unit, CBS Songs.

Paul Robinson joined WMG’s legal department in 1995. Before joining WMG, Robinson was a partner in the New York City law firm Mayer, Katz, Baker, Leibowitz & Roberts.

About Warner/Chappell Music

Warner/Chappell Music is WMG’s award-winning global music publishing company. The Warner/Chappell Music catalog includes standards such as “Happy Birthday To You,” “Rhapsody in Blue,” “Winter Wonderland,” the songs of Cole Porter and George and Ira Gershwin, as well as the music of Dido, Dr. Dre, Eric Clapton, Green Day, Led Zeppelin, Madonna, Nickelback, Red Hot Chili Peppers, Sheryl Crow, T.I. and others. Warner/Chappell Music is a leader in creating innovative strategies for marketing and promoting its songwriters and their music. The company’s extensive catalog makes it a natural first stop for A&R executives and record producers, feature film and television production companies, and others looking to record or license some of the world’s greatest music.

About Warner Music Group

Warner Music Group became the only stand-alone music company to be publicly traded in the United States in May 2005. With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Bad Boy, Cordless, East West, Elektra, Lava, Maverick, Nonesuch, Reprise, Rhino, Rykodisc, Sire, Warner Bros. and Word. Warner Music International, a leading company in national and international repertoire, operates through numerous international affiliates and licensees in more than 50 countries. Warner Music Group also includes Warner/Chappell Music, one of the world’s leading music publishers.

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Media contact:

Will Tanous

Warner Music Group

(212) 275-2244

Will.Tanous@wmg.com

Investor contact:

Jill Krutick

Warner Music Group

(212) 275-4790

Jill.Krutick@wmg.com

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